Exhibit 10.8




                           PURCHASE AND SALE AGREEMENT

                                  by and among

                               NCAA HOLDINGS, INC.

                                       and

                        HILTON HEAD COMMUNICATIONS, L.P.

                                       and

                          OLYMPUS COMMUNICATIONS, L.P.

                                       and

                     OLYMPUS COMMUNICATIONS HOLDINGS, L.L.C.







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                                TABLE OF CONTENTS

                                                                                                               Page

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ARTICLE I  PURCHASE AND SALE OF PARTNERSHIP INTERESTS.............................................................2
             1.1 Transfer and Sale of National General Partnership Interest.......................................2
             1.2 Transfer and Sale of National Limited Partnership Interest.......................................2
             1.3 Transfer of TMIP Limited Partnership Interest....................................................2

ARTICLE II  PURCHASE PRICE; CLOSING DATE..........................................................................3
             2.1 Purchase Price...................................................................................3
             2.2 Allocation of Purchase Price; Section 754 Election; Other Tax Matters............................3
             2.3 Adjustment to Purchase Price.....................................................................3
             2.4 Expenses.........................................................................................4
             2.5 Closing; Date and Location.......................................................................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES.......................................................................5
             3.1 Organization.....................................................................................5
             3.2 Authorization of Agreement.......................................................................5
             3.3 Title to National General Partnership Interest...................................................5
             3.4 Litigation.......................................................................................6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF HHC.................................................................6
             4.1 Organization.....................................................................................6
             4.2 Authorization of Agreement.......................................................................6
             4.3 Title to National Limited Partnership Interest...................................................7
             4.4 Litigation.......................................................................................7

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................7
             5.1 Financial Statements.............................................................................7
             5.2 Franchises.......................................................................................8
             5.3 Compliance with Laws.............................................................................9
             5.4 Subscribers......................................................................................9
             5.5 Taxes............................................................................................9
             5.6 No Adverse Change...............................................................................10
             5.7 Compliance with FCC and Other Requirements......................................................10
             5.8 Non-Infringement................................................................................12
             5.9 Accounts Receivable.............................................................................12
             5.10 Litigation.....................................................................................12
             5.11 Insurance......................................................................................12
             5.12 Partnership Assets.............................................................................13
             5.13 Employee Benefits..............................................................................13
             5.14 Accuracy of Information........................................................................15

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF OLYMPUS............................................................15
             6.1 Organization....................................................................................15
             6.2 Authorization of Agreement......................................................................16
             6.3 Litigation......................................................................................16
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ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF OLYMPUS HOLDINGS..................................................16
             7.1 Organization....................................................................................16
             7.2 Authorization of Agreement......................................................................17
             7.3 Litigation......................................................................................17

ARTICLE VIII  CONDUCT OF BUSINESS PENDING CLOSING; HSR ACT FILING................................................17
             8.1 Maintenance of Business.........................................................................17
             8.2 Consummation of Agreement.......................................................................17
             8.3 HSR Act Filing..................................................................................18

ARTICLE IX  CONDITIONS TO CLOSING - BUYERS.......................................................................18
             9.1 Conditions to Obligations of Buyers.............................................................18

ARTICLE X  CONDITIONS TO CLOSING - SELLERS.......................................................................19
             10.1 Conditions to Obligations of Sellers...........................................................19

ARTICLE XI  CLOSING   20
             11.1 Actions to be taken by Sellers at Closing......................................................20
             11.2 Actions to be taken by Buyers at Closing.......................................................20

ARTICLE XII  INDEMNIFICATION.....................................................................................20
             12.1 Survival of Representations and Warranties.....................................................20
             12.2 Indemnification................................................................................20
             12.3 Indemnification with Respect to Third-Party Claims.............................................21

ARTICLE XIII  TERMINATION........................................................................................24
             13.1 Termination by Mutual Agreement................................................................24
             13.2 Buyers' Default................................................................................25
             13.3 Sellers' Default...............................................................................25
             13.4 Termination by Buyer or Seller.................................................................25

ARTICLE XIV  NOTICE   25
             14.1 Addresses for Notice...........................................................................25
             14.2 Effectiveness of Notice........................................................................27

ARTICLE XV  LAWS GOVERNING;VENUE.................................................................................27

ARTICLE XVI MISCELLANEOUS........................................................................................27
             16.1 Counterparts...................................................................................27
             16.2 Assignment.....................................................................................28
             16.3 Entire Agreement...............................................................................28
             16.4 Captions.......................................................................................28
             16.5 Expenses.......................................................................................28
             16.6 Confidentiality................................................................................28
             16.7 Further Assurances.............................................................................28
             16.8 No Waiver......................................................................................29
             16.9 Severability...................................................................................29
             16.10 Binding Effect................................................................................29
             16.11 WAIVER OF JURY TRIAL..........................................................................29

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




                           PURCHASE AND SALE AGREEMENT

                  THIS AGREEMENT is made this 23rd day of December, 1997, by and among NCAA Holdings, Inc., a Delaware corporation ("NCAA"), Hilton Head Communications, L.P., a Delaware limited partnership ("HHC") (NCAA and HHC are sometimes hereinafter referred to as the "Sellers"), Olympus Communications, L.P., a Delaware limited partnership ("Olympus"), and Olympus Communications Holdings, L.L.C., a Delaware limited liability company ("Olympus Holdings") (Olympus and Olympus Holdings are sometimes hereinafter referred to as the "Buyers").



                                   WITNESSETH:

                  WHEREAS, NCAA owns a one percent (1%) general partnership interest (the "National General Partnership Interest") in National Cable Acquisition Associates, L.P., a Delaware limited partnership (the "Partnership); and

                  WHEREAS, HHC owns a ninety-nine percent (99%) limited partnership interest (the "National Limited Partnership Interest") in the Partnership (the National General Partnership Interest and the National Limited Partnership Interest sometimes are referred to herein collectively as the "Partnership Interests"); and

                  WHEREAS, subject to the terms and conditions of this Agreement, NCAA desires to sell, and Olympus desires to purchase, the National General Partnership Interest; and

                  WHEREAS, subject to the terms and conditions of this Agreement, HHC desires to sell the National Limited Partnership Interest, and Olympus and Olympus Holdings each desire to purchase that portion of the National Limited Partnership Interest such that immediately following the Closing (as defined below) Olympus will have a ninety-eight and nine tenths percent (98.9%) limited partnership interest in the Partnership (a "98.9% National Limited Partnership Interest") and Olympus Holdings will have a one tenth percent (.1%) limited partnership interest in the Partnership (a ".1% National Limited Partnership Interest"); and

                  WHEREAS, HHC owns a limited partnership interest (the "TMIP Limited Partnership Interest") in Tele-Media Investment Partnership, L.P., a Delaware limited partnership ("TMIP"); and

                  WHEREAS, on or prior to the Closing Date (as defined in Section 2.5), HHC will assign and transfer to the Partnership the TMIP Limited Partnership Interest.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
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                                    ARTICLE I

                   PURCHASE AND SALE OF PARTNERSHIP INTERESTS


              1.1 Transfer and Sale of National General Partnership Interest.

                  On the Closing Date, NCAA shall sell, assign and transfer to Olympus, and Olympus shall purchase and acquire from NCAA, all of the National General Partnership Interest, (including, without limitation, all of its rights, title and interests as a general partner in the Partnership and all of its rights, title and interests in and to the net profits and net losses of the Partnership, its capital account in the Partnership, all rights to fees and reimbursement of expenses and all distributions of cash or other property that may be made by the Partnership, all with respect thereto) free and clear of any and all liens, encumbrances, pledges, options, charges or restrictions of any nature except for Permitted Liens (as defined in Section 3.3).

              1.2 Transfer and Sale of National Limited Partnership Interest.

                  On the Closing Date, HHC shall sell, assign and transfer to:

                  (a) Olympus, and Olympus shall purchase and acquire, free and clear of any and all liens, encumbrances, pledges, options, charges or restrictions of any nature except for Permitted Liens, that portion of the National Limited Partnership Interest (including, without limitation, all of its rights, title and interests as a limited partner in the Partnership and all of its rights, title and interests in and to the net profits and net losses of the Partnership, its capital account in the Partnership, all rights to fees and reimbursement of expenses and all distributions of cash or other property that may be made by the Partnership, all with respect thereto) necessary so that immediately following the Closing Olympus will have a 98.9% National Limited Partnership Interest; and

                  (b) Olympus Holdings, and Olympus Holdings shall purchase and acquire, free and clear of any and all liens, encumbrances, pledges, options, charges or restrictions of any nature except for Permitted Liens, that portion of the National Limited Partnership Interest (including, without limitation, all of its rights, title and interests as a limited partner in the Partnership and all of its rights, title and interests in and to the net profits and net losses of the Partnership, its capital account in the Partnership, all rights to fees and reimbursement of expenses and all distributions of cash or other property that may be made by the Partnership, all with respect thereto) necessary so that immediately following the Closing Olympus Holdings will have a .1% National Limited Partnership Interest.

             1.3  Transfer of TMIP Limited Partnership Interest.

                  On or before the Closing Date, HHC shall assign and transfer to the Partnership the TMIP Limited Partnership Interest (including, without limitation, all of its rights, title and interests as a limited partner in TMIP and all of its rights, title and interests in and to the net profits and net losses of TMIP, its capital account in TMIP, all rights to fees and reimbursement of expenses and all distributions of cash or other property that

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may be made by TMIP, all with respect thereto), free and clear of any and all liens, encumbrances, pledges, options, charges or restrictions of any nature except for Permitted Liens.



                                   ARTICLE II

                          PURCHASE PRICE; CLOSING DATE


             2.1  Purchase Price.

                  At the Closing, in consideration of the sale of the Partnership Interests,Buyers shall pay to Sellers One Hundred Eighteen Million Dollars ($118,000,000.00) (the "Purchase Price"), subject to adjustment as provided in Section 2.3 below. The amount of the Purchase Price to be paid at the Closing by each of Olympus and Olympus Holdings shall be determined by the mutual agreement of Olympus and Olympus Holdings.

             2.2 Allocation of Purchase Price; Section 754 Election; Other Tax Matters.

                  (a) The Purchase Price shall be allocated among the Partnership's assets in the manner mutually agreed to by all of the parties on the Closing Date and shall be set forth on Schedule 2.2. The allocation of the Purchase Price among the Partnership's assets agreed to by the parties shall be used for all purposes by the parties. The Sellers shall cause the Partnership to file on a timely basis elections under Section 754 of the Internal Revenue Code of 1986, as amended (the "Code"), on the federal income tax returns of the Partnership for the taxable year of the Partnership ending on the Closing Date and, to the extent necessary, comparable elections on the state income tax returns of the Partnership, copies of all such returns and any extensions of time to file such returns shall be provided to the Buyers upon the filing of such returns and extensions. The provisions of this Section shall survive the consummation of the transactions contemplated by this Agreement.

                  (b) For all taxable periods of the Partnership that end on or before the Closing Date, the Sellers shall cause to be prepared and filed with all applicable authorities all Tax returns, reports and forms required to be filed.

             2.3  Adjustment to Purchase Price.

                  The Purchase Price shall be: (i) decreased by an amount equal to the Net Liability Adjustment (as hereinafter defined) to the extent such Net Liability Adjustment is a negative amount as of October 1, 1997 or (ii) increased by an amount equal to the Net Liability Adjustment to the extent such Net Liability Adjustment is a positive amount as of October 1, 1997. For purposes hereof, the Net Liability Adjustment shall be the number obtained by subtracting (x) the sum of all liabilities of the Partnership (as defined and determined in accordance with generally accepted accounting principles ("GAAP")) on October 1, 1997, from (y) the sum of the current assets of the Partnership

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(as defined and determined in accordance with GAAP) on October 1, 1997. The Net
Liability Adjustment shall be determined on the Closing Date by the mutual agreement of the parties and shall be in accordance with GAAP. In the event the parties do not mutually agree upon the Net Liability Adjustment on the Closing Date, on or before 60 days after the Closing Date, Sellers shall deliver to Buyers a final calculation of the Net Liability Adjustment (the "Final Calculation"), together with such supporting documentation as Buyers may reasonably request. Should Buyers dispute Sellers' Final Calculation, Buyers shall promptly, but in no event later than 45 days after receipt of the Final Calculation (the "Grace Period"), deliver to Sellers written notice describing in reasonable detail the dispute, together with Buyers' determination as to the Final Calculation in reasonable detail. If the dispute is not resolved by the parties within 20 days from the date of receipt by Sellers of written notice from Buyers, the parties agree to engage promptly the Pittsburgh, Pennsylvania office of Price Waterhouse or, if unavailable, another "big five" accounting firm mutually acceptable to Sellers and Buyers (the "Independent Accountant") to resolve the dispute within 30 days after such engagement. The Independent Accountant's determination shall be final and binding on the parties. All fees and costs of the Independent Accountant shall be borne equally by Buyers and Sellers. Buyers shall not dispute Sellers' Final Calculation unless Sellers' computation of the Final Calculation differs from Buyers' computation by more than $1,000.00. If Buyers fail to notify Seller prior to the expiration of the Grace Period that it disputes Sellers' Final Calculation, Sellers' Final Calculation shall be deemed to be accepted by Buyers and shall be final and binding on the parties.

             2.4  Expenses.

                  Any transfer, documentary, sales, use, registration, and other such Taxes (as defined below) and related penalties, interest or additions thereto, and recording or filing fees imposed upon the sale, assignment and delivery of the Partnership Interests and the other transactions contemplated hereby shall be paid by the Sellers.

             2.5  Closing; Date and Location.

                  The consummation of the transfer of the Partnership Interests to Buyers and the receipt of the consideration therefor by Sellers shall constitute the "Closing." Unless otherwise mutually agreed to by the parties, the Closing shall take place at 10:00 a.m., local time, at the offices of Buchanan Ingersoll Professional Corporation, 301 Grant Street, 20th Floor, Pittsburgh, PA 15219. The parties agree to close the transactions contemplated by this Agreement within five (5) days after all of the conditions to Closing have been satisfied or waived, whichever shall later occur, which specified date and time shall constitute the "Closing Date." The effective date of the sale of the Partnership Interests shall be October 1, 1997. Notwithstanding the foregoing, this Agreement may be terminated pursuant to Section 13.4 hereof if the Closing has not occurred by September 30, 1998.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF NCAA


  NCAA REPRESENTS AND WARRANTS TO BUYERS THAT THE FOLLOWING STATEMENTS AND REPRESENTATIONS ARE TRUE AND CORRECT AS OF THE DATE HEREOF AND WILL ALSO BE TRUE AND CORRECT ON THE CLOSING DATE, AS
               FOLLOWS:

             3.1  Organization.

                  NCAA is a corporation, duly organized and validly existing under the laws of the State of Delaware with full power and authority to engage in its business and operations, to enter into this Agreement and perform the terms of this Agreement. NCAA is duly qualified to conduct business and is in good standing in those jurisdictions where the conduct of its business or the nature of its assets makes such qualification necessary.

              3.2  Authorization of Agreement.

                  The Board of Directors of NCAA has taken all necessary corporate action to authorize and approve as to NCAA individually and as a general partner of HHC this Agreement, the consummation of the transactions contemplated hereby and the performance by NCAA of all of the terms and conditions hereof on its part to be performed. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the terms and conditions hereof do not and will not: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to NCAA; (b) conflict with, result in a breach of or constitute a default under the Certificate of Incorporation or By-laws of NCAA or any other agreement or instrument to which NCAA is a party or by which NCAA is bound; (c) create or impose any lien, charge, encumbrance, or restriction upon the National General Partnership Interest in contravention of any agreement or instrument to which NCAA is a party or by which NCAA is bound; or (d) create a right in any person to accelerate payment of the principal of any indebtedness due from NCAA nor increase the amount of any interest over that theretofore payable in respect thereof. This Agreement has been duly authorized, executed and delivered by NCAA and constitutes a legal, valid and binding obligation of NCAA. All of the approvals and consents required for NCAA to consummate the transactions contemplated hereby have been obtained.

             3.3  Title to National General Partnership Interest.

                  NCAA has good and valid title to the National General Partnership Interest, and NCAA has full power, authority and right to transfer the National General Partnership Interest free and clear of any and all liens, charges, pledges, options, encumbrances or restrictions of any nature except for liens, charges, pledges, encumbrances and restrictions under (a) that certain Credit Agreement dated December 27, 1994, among HHC as borrower, the Lenders from time to time parties thereto, Canadian Imperial Bank of Commerce, acting through its New York agency ("CIBC-NYA") and The Toronto-Dominion Bank ("TD") as Managing Agents, CIBC-NYA, as Documentation Agent, TD, as Syndication Agent, First Union National Bank of North Carolina and Societe Generale, as Agents, Credit Lyonnais, as Co-Agent and CIBC-NYA, as Administrative Agent (as the same may be hereafter supplemented, replaced, modified or amended from time to time) and (b) the Limited Partnership Agreement of the Partnership (collectively, "Permitted Liens").

             3.4  Litigation.

                  There is no litigation, at law or in equity, nor any proceedings before any commission or other governmental authority, pending, or to the best of NCAA's knowledge, threatened against NCAA which would prevent or restrict NCAA's right or ability to consummate the transfer of the National General Partnership Interest as contemplated herein.



                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF HHC


  HHC REPRESENTS AND WARRANTS TO BUYERS THAT THE FOLLOWING STATEMENTS AND REPRESENTATIONS ARE TRUE AND CORRECT AS OF THE DATE HEREOF AND WILL ALSO BE TRUE AND CORRECT ON THE CLOSING DATE, AS
               FOLLOWS:

             4.1  Organization.

                  HHC is a limited partnership duly formed and validly existing under the laws of the State of Delaware with full power and authority to engage in its business and operations, to enter into this Agreement and perform the terms of this Agreement. NCAA is the sole general partner of HHC. HHC is duly qualified to conduct business and is in good standing in those jurisdictions where the conduct of its business or the nature of its assets makes such qualification necessary.

             4.2  Authorization of Agreement.

                  HHC has taken all necessary partnership action to authorize and approve this Agreement, the consummation of the transactions contemplated hereby and the performance by HHC of all of the terms and conditions hereof on its part to be performed. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the terms and conditions hereof do not and will not: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to HHC; (b) conflict with, result in a breach of or constitute a default under the Limited Partnership Agreement of HHC or any other agreement or instrument to which HHC is a party or by which HHC is bound; (c) create or impose any lien, charge, encumbrance, or restriction upon the National Limited Partnership Interest in contravention of any agreement or instrument to which HHC is a party or by which HHC is bound; or (d) create a right in any person to accelerate payment of the principal of any indebtedness due from HHC nor increase the amount of any interest over that theretofore payable in respect thereto. This Agreement has been duly authorized, executed and delivered by HHC and constitutes a legal, valid and binding obligation of HHC. All of the approvals and consents required for HHC to consummate the transactions contemplated hereby have been obtained.

             4.3  Title to National Limited Partnership Interest.

                  HHC has good and valid title to the National Limited Partnership Interest, and HHC has full power, authority and right to transfer the National Limited Partnership Interest free and clear of any and all liens, charges, pledges, options, encumbrances or restrictions of any nature except for Permitted Liens.

             4.4  Litigation.

                  There is no litigation, at law or in equity, nor any proceedings before any commission or other governmental authority, pending, or to the best of HHC's knowledge, threatened against HHC which would prevent or restrict HHC's right or ability to consummate the transfer of the National Limited Partnership Interest as contemplated herein.



                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS


   SELLERS JOINTLY AND SEVERALLY REPRESENT AND WARRANT TO BUYERS THAT THE FOLLOWING STATEMENTS AND REPRESENTATIONS ARE TRUE AND CORRECT AS OF THE DATE HEREOF AND WILL ALSO BE TRUE AND CORRECT ON THE CLOSING DATE, AS FOLLOWS:

             5.1  Financial Statements.

                  True, complete and correct copies of the unaudited balance sheet of the Partnership as of December 31, 1996, and the related statement of income for the fiscal year ended December 31, 1996, and the unaudited balance sheet of the Partnership as at September 30, 1997, and the related statement of income for the nine month period ended September 30, 1997, certified by the Partnership's Chief Financial Officer are attached as Schedule 5.1. Such financial statements accurately reflect the income, expenses, liabilities, equity and assets of the Partnership at the date thereof. The above-referenced financial statements, including the notes thereto, if any: (a) are in accordance with the respective books and records of the Partnership; (b) are true and correct and, subject to normal year-end adjustments, present fairly the financial condition of the Partnership as of the date of such financial statements and its results of operations for the periods then ended; and (c) except as indicated in the notes to such financial statements, have been prepared in accordance with GAAP, consistently applied with prior periods, and can be reconciled with the financial records maintained, and the accounting methods applied, by the Partnership for Tax (as defined below) purposes. Except as provided in such financial statements, or as fully disclosed in Schedule 5.1, the Partnership has no liabilities or obligations (whether accrued, absolute, contingent, whether due or to become due or otherwise) which might be or become a charge against the assets of the Partnership, including any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 5, except trade payables and similar liabilities and obligations incurred in the ordinary and regular course of business since the date of such financial statements.

             5.2  Franchises.

                  (a) Listed and identified on Schedule 5.2 attached hereto are all of the existing governmental authorizations for construction, maintenance and operation of the CATV systems of the Partnership (individually, a "Franchise" and collectively, the "Franchises") presently held by the Partnership and the political entity or authority which has granted each Franchise. All governmental authorizations necessary or required for the construction, maintenance and operation of the CATV systems of the Partnership have been obtained by the Partnership, and are listed and identified in Schedule
5.2. All such agreements, statutes, ordinances, resolutions, licenses or permits granting the Franchises are validly existing, legally enforceable obligations of the Partnership and, to the best knowledge of Sellers, are validly existing, legally enforceable obligations of the other parties thereto, in accordance with their terms, granted and renewed in accordance with all applicable federal, state and local laws, and the Partnership is validly and lawfully operating under the provisions of the franchises and applicable law. Further, the Partnership has obtained in accordance with all federal, state and local laws all Franchises required for the lawful operation of the CATV systems of the Partnership. Except as set forth on Schedule 5.2, none of the political entities or authorities which have granted a Franchise have been, or have applied to be, certified to regulate the CATV rates charged by the Partnership pursuant to the Cable Television Consumer Protection and Competition Act of 1992 and the Rules and Regulations of the Federal Communications Commission ("FCC").

                      Each of the Franchises expires on the dates set forth on
Schedule 5.2 attached hereto. The Partnership has duly complied with all of the terms and conditions of the Franchises and has not done or performed any act which would invalidate or impair its rights under, or give to the granting authority the right to terminate, the Franchises. There is no pending assertion or claim that operations pursuant to any Franchise have been improperly conducted or maintained. All construction of distribution plant required by any of the Franchises has been completed in accordance with the terms of such Franchise.

                  (b) True, complete and correct copies of the Franchises, all amendments, assignments and consents thereto and the latest rate change approval, if any, to the date hereof have been delivered by Sellers to Buyers.

                  (c) All of the approvals and consents required by the Franchises to consummate the transactions contemplated by this Agreement have been obtained by the Partnership.

             5.3  Compliance with Laws.

                  The Partnership is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules, regulations, orders, writs, injunctions, ordinances or decrees of any governing authority, federal, state or local court, or of any municipal or governmental departments, commission, board, bureau, agency or municipality having jurisdiction over it or its CATV systems.

             5.4  Subscribers.

                  As of October 1, 1997, the Partnership had 57,606 Equivalent Basic Subscribers and, as of the Closing Date, there shall not be less than 57,447 Equivalent Basic Subscribers. The term "Equivalent Basic Subscribers" shall mean the number obtained by adding (i) the number of first outlet residential subscribers for basic CATV service of the Partnership who have made at least one monthly payment for service at the normal monthly rate for basic service, to (ii) the result obtained by dividing the aggregate of the gross monthly billing from bulk subscribers who have made at least one monthly payment for service at the normal monthly rate by $11.95.

             5.5  Taxes.

                  The Partnership has (i) duly filed all federal, state, local and foreign tax returns and other reports required to be filed, and has timely paid and will pay all Taxes (as defined below) with respect to its businesses that have become or may become due and payable by it except such amounts as are being contested diligently and in good faith and are not in the aggregate material and (ii) received no written notice of, nor do the Sellers have any knowledge of, any notice of deficiency or assessment, or proposed deficiency or assessment, from any taxing authority with respect to the Partnership's businesses. There are no property, sales, use or franchise fee or tax audits pending with respect to the Partnership's businesses.

                  There are no unpaid Taxes which are or could become a lien on the Partnership's assets, nor are there any Tax liens filed against the Partnership's assets. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any items of Taxes of the Partnership, and neither the Partnership nor its partners have requested any extension of time within which to file any Tax return, which return has not yet been filed. Neither the Partnership nor the Sellers have been notified that any taxing authority intends to audit the Partnership. The earliest year for which the Internal Revenue Service may assess deficiencies against the Partnership is 1994. The charges, accruals and reserves with respect to Taxes on the books of the Partnership are adequate (as determined in accordance with GAAP). All Taxes that the Partnership is or was legally required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority. All individuals that the Partnership treats as independent contractors are not "employees" (within the meaning of Section 3121(d)(2)(1) of the Code or Section 3(6) of ERISA) for purposes of any federal, state or local Taxes. There is no dispute or claim as to Tax liability of any other person or entity as to which the Partnership may be liable or have an indemnification obligation.

                  "Tax" or "Taxes" means all levies and assessments of any kind or nature imposed by any governmental authority including, but not limited to, all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, regulatory assessments, gross receipts, occupation, excise or property taxes, together with any interest thereon and any penalties, additions to Tax or additional amounts applicable thereto.

             5.6  No Adverse Change.

                  There has been no material adverse change in the assets or financial condition or operations of the Partnership or its businesses since September 30, 1997 other than changes arising from matters of a general economic nature or matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry generally, and since September 30, 1997, the assets and financial condition and operations of the Partnership and its businesses have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force, or otherwise.

             5.7  Compliance with FCC and Other Requirements.

                  5.7.1 The Partnership is permitted under all applicable Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Partnership makes available to subscribers of its CATV systems and to utilize all carrier frequencies generated by the operation of its CATV systems, and is licensed to operate all the facilities required by law to be licensed including, without limitation, any business radio and any cable television relay service system being operated as part of the Partnership's CATV systems. No written requests have been received by the Partnership during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other person or entity challenging or questioning the right of the Partnership to operate its CATV systems or any FCC-licensed or registered facility used in conjunction with the Partnership's operation of its CATV systems. Except for such noncompliance that would not, individually or in the aggregate, have a material adverse effect on the Partnership or operation of its CATV systems, the Partnership's operation of its CATV systems is in compliance with the FCC's rules and regulations and the provisions of the Communications Act of 1934, as amended. The Partnership has not violated any laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the Partnership's CATV systems.

                  5.7.2 The Partnership has conducted all system and microwave performance tests and all Cumulative Leakage Index ("CLI") related tests required with respect to its CATV systems. The Partnership has (i) maintained appropriate log books and other recordkeeping which accurately reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of its CATV systems required to be corrected in connection with the Partnership's monitoring obligations under the rules and regulations of the FCC and (iii) otherwise complied with all applicable CLI rules and regulations in connection with the operation of its CATV systems, except for such noncompliance that would not, individually or in the aggregate, have a material adverse effect on the Partnership or operation of its CATV systems.

                  5.7.3 The Partnership has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operation of its CATV systems as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed by Section 111 of the Copyright Act. The Partnership is in compliance with the Copyright Act and the rules and regulations of the Copyright Office with respect to operation of its CATV systems except for such noncompliance that would not, individually or in the aggregate, have a material adverse effect on the Partnership or operation of its CATV systems. The Partnership is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any manner.

                  5.74 All broadcast television signals carried by the Partnership's CATV systems are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements.

                  5.7.5 The operation of the Partnership's CATV systems has not and does not violate the Communications Act of 1984, as amended, the Cable Communications Policy Act of 1984, as amended, or the Cable Television Consumer Protection and Competition Act of 1992, as amended (collectively, the "Cable Act"), except for violation(s) which, individually or in the aggregate, reasonably could not be expected to have a material adverse effect on the Partnership or its CATV systems. Upon the written request of Buyers, Sellers will deliver promptly after the date hereof to Buyers complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Cable Act, the Communications Act or FCC rules or regulations with respect to operation of the Partnership's CATV systems, copies of the Partnership's correspondence with any governmental authority relating to rate regulation generally or specific rates charged to subscribers of the Partnership's CATV systems including, without limitation, copies of all complaints filed with the FCC and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act. Upon the written request of Buyers, Sellers will provide to Buyers true and complete copies of all requests for franchise renewal relating to the Franchises which have been filed since 1994 with governmental authorities.

             5.8  Non-Infringement.

                  To Sellers' knowledge, the Partnership's operation of its CATV systems as currently conducted does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license, trade secret or franchise, and there is not pending or, to the Sellers' knowledge, threatened any action with respect to any such infringement or breach.

             5.9  Accounts Receivable.

                  The Partnership is the true and lawful owner of its accounts receivable and has good title to each account receivable, free and clear of all liens, charges, pledges, encumbrances or restrictions of any nature, except for Permitted Liens, with absolute right to transfer any interest therein. Each account receivable of the Partnership is (i) a valid obligation of the account debtor enforceable in accordance with its terms and (ii) in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed and accepted by, such account debtor.

             5.10 Litigation.

                  Except for litigation and judgments affecting the cable television industry generally, there is no litigation, at law or in equity, or any proceedings before any court, commission or other governmental authority or mediation or arbitration, pending or, to the best knowledge of Sellers, threatened against the Partnership which (i) could impair materially the ability of the parties to consummate the transactions contemplated by this Agreement,
(ii) could materially and adversely affect the Partnership, its assets or its ability to operate its CATV systems or (iii) could result in the termination, modification, suspension or limitation on the Partnership's material rights or obligations with respect to the Franchises, licenses held by the Partnership or material contracts of the Partnership. There is no suit, action or other proceeding pending before any court or other governmental agency against the Partnership to enjoin transfer of the Partnership Interests to the Buyers.

             5.11 Insurance.

                  The Partnership has maintained and is maintaining with financially responsible insurance companies insurance with respect to the Partnership's employees and assets insuring the Partnership against such casualties and contingencies and of such types and amounts as are reasonably adequate for the size and scope of the Partnership's business and as otherwise required by the contracts and Franchises to which the Partnership is a party. All self-insurance arrangements by or affecting the Partnership are described on
Schedule 5.11, including any reserves established thereunder. The Partnership has received no notification from any insurance carrier denying or disputing any claim made by the Partnership, denying or disputing any coverage for any claim, denying or disputing the amount of any claim or regarding the possible cancellation of any policies. The Partnership has not received (i) any notice of cancellation of any policy, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, (iii) any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder, or (iv) any refusal of coverage or any notice that a defense will be afforded with reservation of rights. All premiums due on such policies have been paid, and the aggregate amount of all claims under such policies do not exceed policy limits. The Partnership has given notice to the insurers of all claims that may be insured thereunder.

             5.12 Partnership Assets.

                  The Partnership owns or leases all tangible and intangible rights, properties and assets used in the operations of its business. The Partnership does not hold fee title to any real property. No other affiliate of Partnership or its partners owns any assets used in the operations of the Partnership's business. The Partnership has valid leasehold interests in all leased real and personal property, and good title to all other Partnership assets. All material Partnership assets are free and clear of any and all liens, charges, pledges, encumbrances or restrictions of any nature except for Permitted Liens and except as provided otherwise in the immediately following sentence. The Partnership has good and valid title to it limited partnership interest (the "TMIP Limited Partnership Interest") in Tele-Media Investment Partnership, L.P., a Delaware limited partnership ("TMIP"), free and clear of any and all liens, charges, pledges, options, encumbrances or restrictions of any nature except for (a) Permitted Liens and (b) liens, charges, pledges, options, encumbrances and restrictions under that certain Amended and Restated Agreement of Limited Partnership of TMIP dated as of August 21, 1992, as amended (the "TMIP Partnership Agreement"). Since October 1, 1997, the Partnership has not been obligated or required pursuant to the terms and conditions of the TMIP Partnership Agreement to make any additional capital contribution to the capital of TMIP. Since October 1, 1997, (a) no distributions have been made to the Partnership in respect of the TMIP Limited Partnership, (b) neither TMIP nor the Partnership has made payment of any indebtedness, and (c) there have not been any transactions between the Partnership and any affiliates thereof other than those which are on an arm's length basis..

             5.13 Employee Benefits.

                  (a) All employment agreements, bonus, deferred compensation, stock purchase, stock option, pension, profit sharing, retirement, severance, medical, dental, disability, life insurance, and other employee benefit plans, funds, programs or arrangements which have been maintained, established or contributed to by the ERISA Employer (collectively the "Plans"), have been made available to the Buyer and are listed in Schedule 5.13. For purposes hereof, ERISA Employer means Sellers and any entity which is a member of a controlled group within the meaning of Section 414(b), (c), (m) or (o) of the Code.
Schedule 5.13 also identifies each Plan which constitutes (i) an "employee pension benefit plan" ("Pension Plan") as such term is defined in Section 3(2)(A) of ERISA, (ii) an "employee welfare benefit plan" ("Welfare Plan") as such term is defined in Section 3(1) of ERISA, or (iii) a "multiemployer plan" ("Multiemployer Plan"), as such term is defined in Section 4001(a)(3) of ERISA. The ERISA Employer does not and has not participated in any employee benefit plan maintained by or subscribed to by any other employer.

                  (b) Each Plan has been administered, including the filing of IRS Form 5500 Series, summary plan descriptions and other applicable documents, in accordance with its terms, ERISA, the Code, and all applicable federal and state laws.

                  (c) Full payment has been or will be made of all amounts that the ERISA Employer is required, under applicable law or under any Plan or any agreement relating to any Plan as to which the ERISA Employer is a party, to contribute to each Plan as of the Closing Date. There have been no contributions to any Plan in any form other than cash. No accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code), whether or not waived, exists with respect to any Plan. There will be no change on or before the Closing Date in the operation of any Plan or documents under which any such Plan is maintained that will result in an increase in the liabilities under such Plan.

                  (d) No assets of any Plan are invested, directly or indirectly, in any obligation or security of the ERISA Employer or its affiliates, or in real or personal property of the ERISA Employer or its affiliates. With respect to any Plan, no insurance contract, annuity contract or other agreement or arrangement with any financial or other organization would impose a penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in investment of such assets.

                  (e) Neither the ERISA Employer nor any of its affiliates has incurred or expects any liability to the Pension Benefit Guaranty Corporation ("PBGC"), except for required premium payments, which payments incurred or accrued up to and including the Closing Date have been or will be timely paid by the ERISA Employer. Neither the ERISA Employer nor any of its affiliates has ceased operations at any facility or withdrawn from any Pension Plan in a manner which could subject it to liability under Sections 4062, 4063 or 4064 of ERISA, and there have been no events which might give rise to any liability of the ERISA Employer or its affiliates to the PBGC under Title IV of ERISA or which could be anticipated to result in any claims being made against the Buyers by the PBGC. No Reportable Event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any Pension Plan. Neither the ERISA Employer nor any of its affiliates has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 and 4204, nor avoided withdrawal liability by virtue of compliance with Section 4204, of ERISA with respect to any Multiemployer Plan.

                  (f) Neither the ERISA Employer, its affiliates nor any other person has engaged in any transaction with respect to any Plan which would subject the Partnership or any of its affiliates to a tax, penalty or liability for prohibited transactions under ERISA or the Code, and no director, officer or employee of the Partnership or any of its affiliates, to the extent that he is a fiduciary with respect to any Plan, has breached any of his responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or which would result in any claim being made under, by or on behalf of any Plan.

                  (g) No action has been taken, nor has there been any failure to take any action, nor is any action or failure to take action anticipated, that would subject any person (including but not limited to any Plan, any fiduciary of a Plan, the Partnership and its affiliates) to any liability for any income, excise or other tax or penalty with respect to the operation of, or any transactions with, any Plan.

                  (h) There is no pending, or to the best knowledge of the Sellers, threatened litigation concerning any Plan, and there have been no written or oral communications concerning any Plan with the IRS, Department of Labor or any other federal, state or local government entity.

             5.14 Accuracy of Information.

                  No representation, statement or information made or furnished by the Sellers to the Buyers, including those contained in this Agreement and the various Schedules attached to this Agreement and the other information and statements referred to in this Agreement and furnished by the Sellers to the Buyers pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained in this Agreement and the schedules not misleading. There is no fact known to the Sellers that has specific application to the Partnership and that materially adversely affects the assets, business, prospects, financial condition or results of operations of the Partnership that has not been set forth in this Agreement.



                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF OLYMPUS


        OLYMPUS REPRESENTS AND WARRANTS TO SELLERS THAT THE FOLLOWING STATEMENTS AND REPRESENTATIONS ARE TRUE AND CORRECT AS OF THE DATE HEREOF AND WILL ALSO BE TRUE AND CORRECT ON THE CLOSING DATE, AS FOLLOWS:

             6.1  Organization.

                  Olympus is a limited partnership duly formed and validly existing under the laws of the State of Delaware and is duly qualified and in good standing in those jurisdictions where the conduct of its business or the nature of its assets makes such qualification necessary. Olympus has full power and authority to own and lease its properties and to conduct its business as and where such properties are now owned or leased and such business is now being conducted. Olympus has full power and authority to acquire and own the National General Partnership Interest and the 98.9% National Limited Partnership Interest.

             6.2  Authorization of Agreement.

                  Olympus has taken all necessary partnership action to authorize and approve this Agreement, the consummation of the transactions contemplated hereby and the performance by Olympus of all of the terms and conditions hereof on its part to be performed. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the terms and conditions hereof do not and will not: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Olympus, or (b) conflict with any of the provisions of the Limited Partnership Agreement of Olympus, or (c) conflict with, result in a breach of or constitute a default under any agreement or instrument to which Olympus is a party or by which it is bound.

                  This Agreement has been duly authorized, executed and delivered by Olympus and constitutes a legal, valid and binding obligation of Olympus.

             6.3  Litigation.

                  There is no litigation, at law or in equity, or any proceedings before any commission or other governmental authority, pending or, to the best knowledge of Olympus, threatened against Olympus which would prevent or restrict the right or impair the ability of Olympus to consummate the transactions contemplated by this Agreement. There is no suit or action or other proceeding pending before any court or other governmental agency against Olympus to enjoin the consummation of the transaction contemplated hereby.



                                   ARTICLE VII

               REPRESENTATIONS AND WARRANTIES OF OLYMPUS HOLDINGS


       OLYMPUS HOLDINGS REPRESENTS AND WARRANTS TO SELLERS THAT THE FOLLOWING STATEMENTS AND REPRESENTATIONS ARE TRUE AND CORRECT AS OF THE DATE HEREOF AND WILL ALSO BE TRUE AND CORRECT ON THE CLOSING DATE, AS FOLLOWS:

             7.1  Organization.

                  Olympus Holdings is a limited liability company duly formed under the laws of the State of Delaware and is duly qualified and in good standing in those jurisdictions where the conduct of its business or the nature of its assets makes such qualification necessary. The sole member of Olympus Holdings is Olympus. Olympus Holdings has full power and authority to own and lease its properties and to conduct its business as and where such properties are now owned or leased and such business is now being conducted. Olympus Holdings has full power and authority to acquire and own a .1% National Limited Partnership Interest.

             7.2  Authorization of Agreement.

                  Olympus Holdings has taken all necessary action to authorize and approve this Agreement, the consummation of the transactions contemplated hereby and the performance by Olympus Holdings of all of the terms and conditions hereof on its part to be performed. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the terms and conditions hereof do not and will not: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Olympus Holdings; or (b) conflict with any of the provisions of the articles of organization or the operating agreement of Olympus Holdings; or (c) conflict with, result in a breach of or constitute a default under any agreement or instrument to which Olympus Holdings is a party or by which it is bound.

                  This Agreement has been duly authorized, executed and delivered by Olympus Holdings and constitutes a legal, valid and binding obligation of Olympus Holdings.

             7.3  Litigation.

                  There is no litigation, at law or in equity, or any proceedings before any commission or other governmental authority, pending or, to the best knowledge of Olympus Holdings, threatened against Olympus Holdings which would impair materially the ability of Olympus Holdings to consummate the transactions contemplated by this Agreement. There is no suit or action or other proceeding pending before any court or other governmental agency against Olympus Holdings to enjoin the consummation of the transaction contemplated hereby.

                                  ARTICLE VIII

               CONDUCT OF BUSINESS PENDING CLOSING; HSR ACT FILING

             8.1  Maintenance of Business.

                  Sellers covenant and agree with Buyers that from the date hereof to and including the Closing Date that they shall cause the Partnership to continue to operate its CATV systems, maintain the assets and properties of the Partnership and to keep all of its business books, records and files, all in the ordinary course of business in accordance with past practices consistently applied. Sellers shall not permit the Partnership to sell, transfer or assign any assets except in the ordinary course of business and for full and fair value.

             8.2  Consummation of Agreement.

                  Each of Sellers and Buyers shall use its commercially reasonable efforts to perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

             8.3  HSR Act Filing.

                  The parties shall cooperate with each other to file a notification and report form with the Pre-Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, and the rules and regulations thereunder (collectively, the "HSR Act"). The costs of such filing will be paid equally by the Sellers and Buyers.

                                   ARTICLE IX

                         CONDITIONS TO CLOSING - BUYERS

             9.1  Conditions to Obligations of Buyers.

                  The obligations of Buyers to consummate the purchase of the Partnership Interests at Closing shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Buyers in writing:

                  (a) All of the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time; each of the Sellers shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed or performed, and no event which would constitute a breach of the terms of this Agreement on the part of each such Seller shall have occurred and be continuing at the Closing Date.

                  (b) Each of Sellers shall have executed and delivered to Buyers on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Buyers to the effect that the conditions set forth in each of the provisions of Section 9.1(a) of this Agreement have been satisfied in full.

                  (c) All documents and other items required to be delivered hereunder to Buyers at or prior to Closing shall have been delivered or shall be tendered at the Closing.

                  (d) On the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or other governmental agency against Sellers or Buyers in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

                  (e) All notification and report forms required to be filed on behalf of the parties to this Agreement with the FTC and the DOJ under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

                                    ARTICLE X

                         CONDITIONS TO CLOSING - SELLERS

             10.1 Conditions to Obligations of Sellers.

                  The obligations of the Sellers to consummate the sale of the Partnership Interests at Closing shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Sellers in writing:

                  (a) All of the representations and warranties of Buyers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, and each of Buyers shall be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed and performed, and no event which would constitute a breach of the terms of this Agreement on the part of each such Buyer shall have occurred and be continuing at the Closing Date.

                  (b) Each of Buyers shall have executed and delivered to Sellers on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Sellers to the effect that the conditions set forth in each of the provisions of Section 10.1(a) of this Agreement have been satisfied in full.

                  (c) Buyers shall have delivered the Purchase Price, as adjusted, to Sellers in accordance with Section 2.1.

                  (d) On the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or other governmental agency against Sellers or Buyers in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

                  (e) All notification and report forms required to be filed on behalf of the parties to this Agreement with the FTC and the DOJ under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

                  (f) All documents and other items required to be delivered hereunder to Sellers at or prior to Closing shall have been delivered or shall be tendered at Closing.

                                   ARTICLE XI

                                     CLOSING


             11.1 Actions to be taken by Sellers at Closing.

                  At Closing, each of the Sellers shall take all actions required to be taken by it hereunder and Sellers shall deliver to Buyers (a) all of the approvals and consents required hereunder of all necessary parties and governmental authorities for the transfer and sale of the Partnership Interests and the consummation of the transactions contemplated hereunder, and (b) such other documents and certificates as required to be delivered hereunder including, but not limited to, an Assignment of Partnership Interest in the form of Exhibit A.

             11.2 Actions to be taken by Buyers at Closing.

                  At Closing, each of the Buyers shall take all actions required to be taken by it hereunder and each of Buyers shall deliver, or cause to be delivered, to Sellers all such documents and certificates as are required to be delivered hereunder.

                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION


             12.1 Survival of Representations and Warranties.

                  All representations, warranties, covenants, indemnities and agreements contained herein shall survive the consummation of the transactions provided for in this Agreement; provided that the representations and warranties contained in this Agreement shall expire and be extinguished one year after the Closing Date except for representations and warranties relating to (i) title and ownership, which shall survive forever, (ii) environmental matters, which shall survive for three years, (iii) financial statement matters which shall survive for two years and (iv) tax matters, which shall survive until the expiration of the statute of limitations with respect to liabilities related thereto.

             12.2 Indemnification.

                  (a) Sellers, jointly and severally shall indemnify and hold Buyers, and each of them, harmless from and against, on a net after Tax basis, any and all claims, liabilities, damages, losses, deficiencies, suits, proceedings, mediations, arbitrations, judgments, deficiencies, assessments, investigations and expenses including, without limitation, reasonable attorneys' fees and expenses and costs of suit whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Buyers or any of them (individually, a "Loss" and collectively, "Losses") arising from, in connection with or as a result of (i) any inaccurate representations and warranties made by the Sellers or any of them, (ii) any and all breaches of covenants and agreements made by or on behalf of the Sellers or any of them in this Agreement and (iii) regardless of whether it may also constitute a breach or violation under Section 12.2(a)(i) or (ii), the operation, management or ownership of the Partnership, arising out of or related to the period on or prior to the Closing Date except for any obligations and liabilities taken into account under Section 2.3 hereof and for obligations arising out of the business activities of the Partnership subsequent to the Closing Date; provided that in connection with the indemnification provided for in this Section, Sellers shall not be obligated to indemnify Buyers for Losses subject to indemnification thereunder once the total amount of Losses for which Sellers have provided indemnification under this Section equals the Purchase Price ("Sellers' Cap"). Notwithstanding the foregoing of this Section, Buyers shall not be entitled to be indemnified by Sellers for any Losses under this Section arising out of any single claim or aggregate claims until the total amount of all such Losses suffered or paid by Buyers exceeds $500,000 ("Sellers' Basket"). Buyers shall then be entitled to be indemnified under this Section for all such Losses, including those Losses in the Sellers' Basket.

                  (b) Buyers, jointly and severally shall indemnify and hold Sellers, and each of them, harmless from and against, on a net after Tax basis, any and all Losses arising from, in connection with or as a result of (i) any inaccurate representations made by the Buyers or any of them, and (ii) any and all breaches of covenants and agreements made by or on behalf of the Buyers or any of them in this Agreement; provided that Buyers shall not be obligated to indemnify Sellers for Losses subject to indemnification hereunder until the total amount of Losses for which Buyers are to provide indemnification hereunder equals $500,000 ("Buyers' Basket") and then Sellers shall be entitled to be indemnified under this Section for all such Losses, including those Losses in the Buyers' Basket..

             12.3 Indemnification with Respect to Third-Party Claims.

                  (a) Definition. As used herein, a "Third-Party Claim" means a Loss or potential Loss for which indemnification is claimed by any of Buyers or Sellers (the "Indemnitee") under the provisions of this Article XII and which is consequent to a claim against the Indemnitee by a person, corporation, association, partnership or other business organization, or an individual, or a government, any political subdivision thereof or a governmental agency by commencement against the Indemnitee of a legal action, proceeding or investigation, or receipt by the Indemnitee of an assertion of a claim for which indemnification may be appropriate pursuant to this Article XII by Buyers, Sellers, or any of them as the case may be (the "Indemnitor").

                  (b) Notice of Claim. The Indemnitee will give notice of a Third-Party Claim to the Indemnitor, stating the nature thereof and enclosing copies of any complaints, summons, written assertion of such Third-Party Claim or similar document. No claim for indemnification on account of a Third-Party Claim shall be made and no indemnification therefor shall be available under this Article XII until the Indemnitee shall have given initial written notice of its claim to the Indemnitor.

                  (c) Retention of Counsel by the Indemnitor. Except as hereinafter provided, the Indemnitor shall engage counsel to defend a Third-Party Claim, and shall provide notice to the Indemnitee not later than 15 business days following delivery by the Indemnitee to the Indemnitor of a notice of a Third-Party Claim, such notice to include an acknowledgment by the Indemnitor that it will be liable in full to the Indemnitee for any Losses in connection with such Third-Party Claim. The Indemnitee will reasonably cooperate with such counsel at the sole cost and expense of Indemnitor. The Indemnitor will cause such counsel to consult with the Indemnitee as appropriate as to the defense of such claim, and the Indemnitee may, at its own expenses, participate in such defense, assistance or enforcement, but the Indemnitor shall control such defense, assistance or enforcement. The Indemnitor will cause such counsel engaged by the Indemnitor to keep the Indemnitee informed at all times of the status of such defense, assistance or enforcement.

                  (d) Employment of Counsel by the Indemnitee.

                                       (i)   Notwithstanding the provision of
                           Section 12.3(c), the Indemnitee shall have the right at the sole cost and expense of Indemnitor to engage counsel and to control the defense of a Third-Party Claim if the Indemnitor shall not have notified the Indemnitee of its appointment of counsel and control of the defense of a Third-Party Claim pursuant to
                           Section 12.3(c) within the time period therein provided.

                                       (ii) Notwithstanding the engagement of
                           counsel by the Indemnitor, the Indemnitee shall have the right, at its own expense, to engage counsel to participate jointly with the Indemnitor in, and to control jointly with the Indemnitor, the defenses of a Third-Party Claim if (A) the Third-Party Claim involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have an effect on the conduct of the Indemnitee's business, or (B) the Third-Party Claim relates to acts, omissions, conditions, events or other matters occurring after the Closing Date as well as to acts, omissions, conditions, events or other matters occurring prior to the Closing Date, or
                           (C) the Third Party Claim involves monetary damages which could exceed Sellers' Cap or (D) if in any such Third-Party Claim, the named parties to any such proceeding (including any impleaded parties) include both the Indemnitee and the Indemnitor or if the Indemnitor proposes that the same counsel represent both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

                                       (iii) If the Indemnitee chooses to
                           exercise its right to appoint counsel under this
                           Section 12.3(d), the Indemnitee shall deliver notice thereof to the Indemnitor setting forth in reasonable detail why it believes that it has such right and the name of the counsel it proposes to employ. The Indemnitee may deliver such notice at any time that the conditions to the exercise of such right appear to be fulfilled, it being recognized that in the course of litigation, the scope of litigation and the amount at stake may change. The Indemnitee shall thereupon have the right to appoint such counsel.

                                       (iv)  The reasonable fees and expenses of
                           counsel and any accountants, experts or consultants engaged by the Indemnitee in accordance with Section 12.3(d)(i) in connection with defending a Third-Party Claim shall be paid by the Indemnitor in accordance with the provisions of this Article XII. If the Indemnitee's employment of counsel is for a Third-Party Claim of the type described in subdivision (ii)(B) or (ii)(C) of this Section 12.3(d), then subject to the provisions of Section 12.3(e), the amount of fees and expenses so payable by the Indemnitor shall be that fraction of the aggregate of such fees and expenses, the numerator of which is the portion of the amount of any judgment on, or settlement of, such Third-Party Claim for which the Indemnitee is indemnified pursuant to this
                           Article XII and the denominator of which is the total amount of such judgment or settlement, but provided further, if such defense of a Third-Party Claim is successful (in the sense that as a consequence thereof, there is no Loss (other than such fees and expenses) for which the Indemnitee is indemnified pursuant to this Article XII), the Indemnitee and the Indemnitor will attempt in good faith to reach an agreement on the amount of such fees and expenses so payable by the Indemnitor.

                  (e) Settlement of Third-Party Claims.

                                       (i)   The Indemnitor may settle any
                           Third-Party Claim solely involving monetary damages only if (A) the amount of such settlement is to be paid entirely by the Indemnitor pursuant to this
                           Article XII and (B) Indemnitee is fully released from the Third-Party Claim.

                                       (ii)  The Indemnitor will not enter into
                           a settlement of a Third-Party Claim which involved a non-monetary remedy or which will not be paid entirely by the Indemnitor pursuant to this Article XII without the written consent of the Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned).

                                       (iii) As to any Third-Party Claim of the
                           type described in subsection (ii)(B) or subsection
                           (ii)(C) of Section 12.3(d), the Indemnitee and the Indemnitor shall consult as to any proposed settlement. If the Indemnitee notifies the Indemnitor that it wishes to accept a proposed settlement and the Indemnitor is unwilling to do so, if the amount for which the Third-Party Claim is ultimately resolved is greater than the amount of which the Indemnitee desired to settle, then (A) the Indemnitee shall be liable only for the amount, if any, which it would have paid had the Third-Party Claim been settled as proposed by the Indemnitee, and (B) all reasonable attorneys' fees and expenses and costs of suit incurred by the Indemnitee subsequent to the time of the proposed settlement shall be paid or reimbursed by the Indemnitor.

                                       (iv)  In determining whether to accept or
                           reject any settlement proposal, each party shall act in good faith and with due regard for the reasonable commercial and financial interests of the other.

                  (f) Claims as to Which Indemnification is Partially Payable. Notwithstanding the foregoing, in the event of any settlement of, or final judgment with respect to, a Third-Party Claim which relates to acts, omissions, conditions, events or other matters occurring both before and after the Closing Date, the Indemnitee and the Indemnitor shall negotiate in good faith as to the portion of such Third-Party Claim as to which such indemnification is payable.

                  (g) Cooperation, etc. The Indemnitee and the Indemnitor shall reasonably cooperate with one another in good faith in connection with the defense, compromise or settlement of any claim or action. Without limiting the generality of the foregoing, the party controlling the defense or settlement of any matter shall take steps reasonably designed to ensure that the other party and its counsel are informed at all times of the status of such matter. Neither party shall dispose of, compromise or settle any claim or action in a manner that is not reasonable under the circumstances and in good faith. The Indemnitor and Indemnitee shall enter into such confidentiality and other non-disclosure agreements as the Indemnitee or Indemnitor, as the case may be, shall reasonably request in order to protect trade secrets and other confidential or proprietary information of the Indemnitee or Indemnitor, as the case may be.

                                  ARTICLE XIII

                                   TERMINATION

             13.1 Termination by Mutual Agreement.

                  This Agreement may be terminated prior to Closing by mutual written agreement of Sellers and Buyers. In such event, this Agreement shall terminate and neither Buyers nor Sellers shall have any further obligation or liability to the other hereunder, except that Sections 16.5 and 16.6 of the Agreement shall survive and continue in full force and effect notwithstanding such termination.

             13.2 Buyers' Default.

                  In the event that the transactions contemplated by this Agreement are not consummated on the Closing Date (if and as extended) due to Buyers' failure or refusal to close, and all of the conditions specified in
Article IX shall have been satisfied, this Agreement shall be automatically terminated.

             13.3 Sellers' Default.

                  In the event that the transactions contemplated by this Agreement are not consummated on the Closing Date (if and as extended) due to Sellers' failure or refusal to close and all of the conditions specified in
Article X shall have been satisfied, Buyers shall be entitled to pursue any and all of its equitable and legal causes of action against Sellers.

             13.4 Termination by Buyer or Seller.

                  This Agreement may be terminated by Buyer or Seller at any time after September 30, 1998 (the "Termination Date") in the event that any condition set forth in Articles IX or X hereof has not been satisfied or tendered by the party owing performance or waived by the party for whose benefit the condition is intended, and upon such termination, and unless due to a default under Section 13.3, neither Buyers nor Sellers shall have any further obligation or liability to the other hereunder, except that Sections 16.5 and
16.6 of this Agreement shall survive and continue in full force and effect notwithstanding such termination.

                                   ARTICLE XIV

                                     NOTICES


             14.1 Addresses for Notice.

                  All notices and other communications hereunder shall be in writing and deemed to have been duly given if: (a) mailed, first class, registered or certified mail, return receipt requested, postage prepaid; (b) delivered by courier or overnight courier providing written evidence of receipt for hand delivery; or (c) transmitted via telecopy:

                  To Buyers:

                           Olympus Communications, L.P.
                           Main at Water Street
                           Coudersport, PA  16915
                           Attention:
                           Facsimile:

                           With copies to:

                              Mr. Leslie J. Gelber
                              Cable GP, Inc.
                              11760 U.S. Highway One
                              Suite 600
                              North Palm Beach, Florida 33408
                              Facsimile:  561-691-3615

                              and

                              Abigail C. Watts-Fitzgerald, P.A.
                              Steel Hector & Davis LLP
                              200 S. Biscayne Boulevard, Suite 4000
                              Miami, Florida  33131-2398
                              Facsimile:  305-577-7001

                           To Sellers:

                           Hilton Head Communications, L.P.
                           Main at Water
                           Coudersport, PA  16915
                           Attention:  President
                           Facsimile: (814) 274-6586

                              With copies to:

                              Colin Higgin, Esquire
                              Adelphia Communications Corporation
                              Main at Water
                              Coudersport, PA  16915
                              Facsimile:  814-274-6586

                              and

                              Bruce I. Booken, Esquire
                              Buchanan Ingersoll Professional Corporation
                              301 Grant Street, 20th Floor
                              Pittsburgh, PA  15219
                              Facsimile:  412-562-1041

             14.2 Effectiveness of Notice.

                  Notice shall be deemed received the same day (when delivered personally), three (3) days after mailing (when sent by registered or certified mail), and the next business day (when sent by facsimile transmission or when delivered by overnight courier. Any party to this Agreement may change the address of the party to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.



                                   ARTICLE XV

                              LAWS GOVERNING; VENUE


                  The construction and interpretation of this Agreement and the rights of the parties shall be governed by the laws of the State of Florida,, without regard to its conflicts of laws provisions. The parties hereby irrevocably agree to submit all suits, actions and proceedings arising out of or relating to this Agreement or any transactions contemplated hereby to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or if jurisdiction is not available therein the jurisdiction of any state court in Palm Beach County, State of Florida, and waive any and all objections to such jurisdiction or venue that they may have under the laws of any state or country including, without limitation, any argument that jurisdiction, situs and/or venue are inconvenient or otherwise improper. Each party further agrees that process may be served upon such party in any manner authorized under the laws of the United States or Florida, and waives any objections that such party may otherwise have to such process.




                                   ARTICLE XVI

                                  MISCELLANEOUS


             16.1 Counterparts.

                  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery thereof.

             16.2 Assignment.

                  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

             16.3 Entire Agreement.

                  This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to its subject matter. No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto. All references to this Agreement shall include the Schedules and Exhibits.

             16.4 Captions.

                  The captions of Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

             16.5 Expenses.

                  Except as otherwise expressly provided herein, each party hereto will pay all costs and expenses, including any and all legal and accounting fees, of its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Sellers, on one hand, and Buyers, on the other hand, shall each pay one-half of all filing fees payable under the HSR Act.

             16.6 Confidentiality.

                  After the Closing, the Sellers hereby agree to hold in strict confidence all business and other information relating to the Partnership and its businesses and, except as otherwise required by law or as to information which becomes publicly available, not to disclose or otherwise reveal any such confidential information to any other person or entity without in each instance the prior written consent of the Buyers.

             16.7 Further Assurances.

                  The parties agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreements or documents as may be necessary to consummate the transactions provided for in this Agreement and to do all further acts necessary to carry out the purpose and intent of this Agreement.

             16.8 No Waiver.

                  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with the waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of the term or condition for the future or as to any act other than that specifically waived. The waiver by any party of any other party's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, and the failure of any party to exercise any right or remedy shall not operate or be construed as a waiver or bar to the exercise of such right or remedy upon the occurrence of any subsequent breach. No delay on the part of a party in exercising a right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of a party of a right, power or privilege, or a single or partial exercise of a right, power or privilege, shall preclude further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of this Agreement are cumulative and are not exclusive of the rights or remedies that a party may otherwise have at law or in equity.

             16.9 Severability.

                  If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

             16.10 Binding Effect.

                  This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective heirs, personal representatives, executors, legal representatives, successors and permitted assigns.

              16.11 WAIVER OF JURY TRIAL.

                  IF LITIGATION IS BROUGHT TO ENFORCE THIS AGREEMENT, THE PARTIES KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM HAS TO A TRIAL BY JURY. THE PARTIES AGREE THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES' ENTERING INTO THIS AGREEMENT.



                           [Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                             NCAA HOLDINGS, INC.


                             By:  /s/ Michael J. Rigas


                             HILTON HEAD COMMUNICATIONS, L.P.

                             By:  NCAA Holdings, Inc., General Partner


                             By:  /s/ Michael J. Rigas


                             OLYMPUS COMMUNICATIONS, L.P.

                             By:  ACP Holdings, Inc., Managing General Partner


                             By:  /s/ Michael J. Rigas


                             OLYMPUS COMMUNICATIONS HOLDINGS, L.L.C.

                             By:  Olympus Communications, L.P., its sole member

                             By:  ACP Holdings, Inc.,Managing General Partner

                             By:  /s/ Michael J. Rigas